UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 26, 2011 (September 20, 2011)
Princeton National Bancorp, Inc.
(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

0-20050	36-3210283

(Commission File Number)	(IRS Employer Identification No.)

606 South Main Street Princeton, Illinois	61356

(Address of Principal Mr. Ogaard Offices)	(Zip Code)
Registrant’s telephone number, including area code (815) 875-4444
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On September 20, 2011, Citizens First National Bank, Princeton, Illinois (the “Bank”), a subsidiary of Princeton National Bancorp, Inc. (the “Company”) entered into a Stipulation and Consent to the Issuance of a Consent Order (the “Consent Order”) with the Comptroller of the Currency (the “OCC”). The Consent Order replaces the formal written agreement entered into by the Bank dated March 15, 2010 which was the subject of the Company’s Current Report on Form 8-K filed with the SEC on March 17, 2010.
     Among other things, the Consent Order contemplates the following:
•	The board is required to appoint a compliance committee of at least three outside directors who will be required to submit regular progress reports to the full board and the OCC which describe the Bank’s status of compliance with the Consent Order;

•	The board is required to develop and submit to the OCC a detailed written 3 year strategic plan which addresses risk, earnings performance, growth, balance sheet mix, off-balance sheet activities, liability structure, reduction in nonperforming assets, product line development and targeted market segments with strategies to achieve the Bank’s objectives;

•	The board is required to prepare and submit to the OCC at least quarterly a written evaluation of the Bank’s performance against its strategic plan;

•	Within 90 days of the Consent Order and thereafter, the Bank must achieve and maintain a total risk-based capital to risk-weighted assets ratio of at least 12% and a tier 1 capital to adjusted total assets ratio of at least 8%;

•	Within 90 days of the Consent Order, the board is required to develop and submit to the OCC a written 3 year capital plan;

•	The Bank may declare or pay a dividend or make a capital distribution only with the prior written determination of no supervisory objection by the OCC;

•	Within 60 days of the Consent Order, the board is required to develop and ensure the Bank’s adherence to a written program to improve the Bank’s loan portfolio management;

•	Beginning as of September 30, 2011, on a monthly basis, management is required to provide the board with detailed written reports concerning the Bank’s delinquent and problem loans and the status thereof and collateral related thereto;

•	The Bank is required to take immediate action to protect its interest in criticized assets identified in the Bank’s most recent Report of Examination dated as of September 30, 2010 and to adopt individual written workout plans with respect to such assets. A copy of the workout plans is required with respect to any criticized asset equal to or exceeding $100,000. The Bank is prohibited from extending any additional credit to any borrower whose loan is criticized, unless a majority of the Bank’s board (or appropriate committee) has determined that the extension is necessary to promote the best interests of the Bank and such determination is properly recorded;

•	Within 30 days of the Consent Order, the board must ensure that the Bank’s internal ratings of credit relationships are timely, accurate, and consistent with the regulatory credit classification criteria set forth in the OCC’s Handbook and related authority;

•	Within 90 days of the Consent Order, the board is required to establish an effective, independent and ongoing loan review system to review, as least semi-annually, the Bank’s loan and lease portfolio;

•	Within 60 days of the Consent Order, the board is required to develop and implement a written program providing for independent review of problem credits for the purpose of monitoring portfolio trends on at least a quarterly basis;

•	The board is required to review the adequacy of the Bank’s allowance for loan and lease losses and to establish a program for the maintenance of an adequate allowance in accordance with the OCC’s Handbook and related authority; and

•	The board is required to immediately ensure the liquidity of the Bank is maintained to a level that is sufficient to sustain the Bank’s current operations and to withstand any extraordinary demand against its funding base and to review the Bank’s liquidity on a monthly basis.
     The foregoing description is qualified in its entirety by reference to the Consent Order which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d)    Exhibits:
Exhibit 10.1	Stipulation and Consent to the Issuance of a Consent Order by and between Citizens First National Bank and the Comptroller of the Currency

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCETON NATIONAL BANCORP, INC. (Registrant)
	By:	/s/ Thomas D. Ogaard
Thomas D. Ogaard, President and
Dated: September 26, 2011		Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Stipulation and Consent to the Issuance of a Consent Order by and between Citizens First National Bank and the Comptroller of the Currency